U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                  July 7, 2004

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
             (Exact name of Registrant as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                  Investment Company Act File Number: 811-00831
                            (Commission File Number)

                                   13-4064344
                      (I.R.S. Employer Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

                                 (212) 850-1864
              (Registrant's telephone number, including area code)

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ITEM 9. REGULATION FD DISCLOSURE.

As previously disclosed, in February 2004, the stockholders of Seligman New Technologies Fund, Inc. (the "Fund") approved a proposal to authorize a plan to liquidate and dissolve the Fund.

In connection with the liquidation of the Fund and subject to the approval of the Board of Directors of the Fund, it is anticipated a distribution of cash will be made to the stockholders of the Fund on a pro rata basis in late July or early August 2004. The precise amount and date of such distribution, if any, will be determined by the Fund's Board of Directors.

Although additional distributions may be made in the future, there can be no assurances as to the timing, amount and nature of such distributions. The Fund expects that the process of liquidating the Fund's investments will take several years to complete due to the illiquid nature of its assets and the uncertainty as to the future cash needs of the Fund.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of July, 2004.

                                    SELIGMAN NEW TECHNOLOGIES FUND, INC.


                                       By: /s/ Lawrence P. Vogel
                                           --------------------------
                                           Lawrence P. Vogel
                                           Treasurer


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